                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. __)

[X]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 167;240.14a-12

                  Universal Stainless & Alloy Products, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

     (5) Total fee paid:

________________________________________________________________________________


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

________________________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

     (3) Filing Party:

________________________________________________________________________________

     (4) Date Filed:

________________________________________________________________________________

               [Universal Stainless & Alloy Products, Inc. Logo]
                  Universal Stainless & Alloy Products, Inc.
                               600 Mayer Street
                        Bridgeville, Pennsylvania 15017

April 16, 2002

Dear Stockholders:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., to be held at 10:00 a.m., local time, on Tuesday, May 21, 2002, at the Ramada Inn, 30 Lake Shore Drive East, Dunkirk, New York 14048.

Please note that the location of the Annual Meeting of Stockholders as stated in the enclosed Universal Stainless and Alloy Products, Inc. 2001 Annual Report to Stockholders has been changed to the location referred to above.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Meeting. Please review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and your vote is important for proper corporate governance.

Thank you for your interest in Universal Stainless & Alloy Products, Inc.

Sincerely,


/s/ Clarence M. McAninch

Clarence M. McAninch
President and Chief Executive Officer
President and Chief Executive Officer

                  Universal Stainless & Alloy Products, Inc.
                               600 Mayer Street
                        Bridgeville, Pennsylvania 15017

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 21, 2002

The Annual Meeting of Stockholders will be held on Tuesday, May 21, 2002 beginning at 10:00 a.m. at the Ramada Inn, 30 Lake Shore Drive East, Dunkirk, New York 14048.

Please note that the location of the Annual Meeting of Stockholders as stated in the enclosed Universal Stainless and Alloy Products, Inc. 2001 Annual Report to Stockholders has been changed to the location referred to above.

Only holders of the Company's Common Stock at the close of business on March 29, 2002 will be entitled to vote at the meeting. A list of persons who were stockholders as of that date and time will be available at the meeting and during regular business hours for the ten (10) days prior to the meeting for examination by any stockholder, at the Company's facilities located at 88 Howard Avenue, Dunkirk, NY 14048 or at the Company's executive offices, located at 600 Mayer Street, Bridgeville, PA 15017. Stockholders as of the record date may vote in person or by proxy. At the meeting we will:

1. Elect a Board of Directors;

2. Approve certain amendments to the Company's 1994 Stock Incentive Plan.

3. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002; and

4. Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the three proposals outlined in this proxy statement.

This booklet includes the Universal Stainless & Alloy Products, Inc. proxy statement. Enclosed with this booklet are a proxy card and a return envelope that requires no postage if mailed within the United States. A copy of the Universal Stainless & Alloy Products, Inc. 2001 Annual Report to Stockholders is also enclosed.

By Order of the Board of Directors,

Paul A. McGrath
Vice President of Operations, General Counsel and Secretary

April 16, 2002

Proxy Statement
Table of Contents
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----
Background.................................................................   1
Voting Procedures..........................................................   1
Proposals You May Vote On..................................................   2
Nominees for Election of Directors.........................................   6
The Board of Directors.....................................................   6
  Committees of the Board of Directors.....................................   6
  Director Compensation....................................................   7
Security Ownership of Certain Beneficial Owners and Management.............   8
Executive Compensation.....................................................   9
  Summary of Cash and Certain Other Compensation...........................   9
  Stock Options............................................................  10
  Employment Agreements....................................................  10
Report on Executive Compensation...........................................  11
Audit Committee Report.....................................................  12
Independent Public Accountants.............................................  13
Performance Measurement Comparison.........................................  14
Section 16 (a) Beneficial Ownership Reporting Compliance...................  15
Stockholder Proposals......................................................  15
Other Matters..............................................................  15
Appendix A: Stock Incentive Plan

                                                                 April 16, 2002

                  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                               600 MAYER STREET
                        BRIDGEVILLE, PENNSYLVANIA 15017

                                ---------------

                                PROXY STATEMENT
                    For 2002 Annual Meeting of Stockholders

                                ---------------

                                  BACKGROUND

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation ("Universal Stainless" or the "Company"), of proxies to be voted at this Annual Meeting of Stockholders. This Proxy Statement and form of proxy are first being sent or given to the stockholders on or about April 16, 2002. The cost of solicitation of proxies will be borne by Universal Stainless, including expenses incurred in connection with the preparation and mailing of the Proxy Statement. The solicitation will be by mail and may also be made personally and by telephone by directors, officers and employees of Universal Stainless, without any compensation, other than their regular compensation as directors, officers or employees. Arrangements will be made with brokerage houses, bank and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Common Stock and Universal Stainless will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                               VOTING PROCEDURES

Who May Vote

Universal Stainless Common Stock holders of record at the close of business on March 29, 2002 are entitled to vote. Stockholders have one vote per share on each matter being voted on.

Voting Methods

Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.

If you hold your shares in a broker, bank or other nominee account, you are a "beneficial owner" of Universal Stainless Common Stock. In order to vote your shares, you must give voting instructions to the "nominee holder" of your shares. Universal Stainless asks the nominee holders to obtain voting instructions from the beneficial owners of shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will be voted as instructed by the nominee holder.

Finally, you may vote in person if you attend the meeting.

We urge you to return the proxy card promptly.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

  . Notifying the Secretary of Universal Stainless in writing that you have revoked your proxy;

  .  Sending a revised proxy dated later than the earlier proxy; or

  .  Voting in person at the meeting.

Quorum and Voting Information

A quorum is required to conduct business at the Annual Meeting. As of the record date, 6,077,272 shares of Universal Stainless Common Stock were issued and outstanding. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

Abstentions are counted in tabulations of the votes cast by stockholders on each proposal (other than with regard to the election of Directors) and will have the effect of a negative vote. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved.

The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect.

Confidential Voting Policy

Universal Stainless maintains a policy of keeping stockholder votes confidential.

                           PROPOSALS YOU MAY VOTE ON

1. Election of Directors

There are five (5) nominees for election this year. Detailed information on each nominee is provided under the heading "Nominees for Election as Directors." All directors are elected annually, and serve a one-year term until the next Annual Meeting. If any Director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original candidate will be cast for the substituted candidate.

The Board of Directors unanimously recommends a vote FOR each of the nominee directors.

2. Approval of Amendments to the 1994 Stock Incentive Plan

The Company instituted the 1994 Plan in September 1994 and subsequently amended the 1994 plan in May 1996. An aggregate of 650,000 shares of Common Stock is currently authorized for issuance under the 1994 Plan. As of December 31, 2001, options (net of cancelled or expired options) covering an aggregate of 637,833 shares of the Company's Common Stock have been granted under the 1994 Plan, of which options to purchase 20,333 shares have been exercised.

The 1994 Plan is designed to attract, retain and motivate employees and directors. Awards made pursuant to the Plan are an important component of the Company's overall compensation program because the Board of Directors believes that compensation should be strongly linked to Company performance. Moreover, the Board of Directors believes the 1994 Plan can be used to promote profitability by aligning the interests of directors and employees with those of stockholders.

Accordingly, on January 26, 2002, the Board of Directors adopted an amendment to the 1994 Plan, subject to stockholder approval, to (i) change the name of the 1994 Stock Incentive Plan to the "Stock Incentive Plan" thereby removing any reference to 1994, (ii) extend the expiration of the 1994 Plan to January 26, 2012, ten (10) years from the date of the Board action, and (iii) increase the number of shares of Common Stock authorized for issuance under the 1994 Plan from 650,000 shares to 950,000 shares, an increase of 300,000 shares. The Board of Directors adopted this amendment to ensure that the Company can continue to grant awards to directors, officers and employees at levels determined appropriate by the Board of Directors and the Compensation Committee.

The Board also amended the Plan to adjust the timing of the options that are granted to the directors as part of the directors compensation. The directors will continue to receive 10,000 options per year, however, the options will be granted in four installments of 2,500 each, following the Annual Stockholders Meeting, on the grant dates of May 31, August 31, November 30 and February 28th.

Stockholders are requested in this Proposal No. 2 to approve the amendments to the 1994 Plan. The affirmative vote of the holders of a majority of the shares of common stock that are represented in person or by proxy will be required to approve the amendments to the Plan. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors unanimously recommends a vote FOR the approval of the amendments to the 1994 Plan.

The principal provisions of the 1994 Plan as amended (the "Plan") are summarized below. The following summary of the material provisions of the Plan does not purport to be complete and is qualified in its entirety by the terms of the Plan, a complete copy of which, as amended, is attached hereto as Appendix A.

Stock Incentive Plan

Certain directors and employees of the Company and its subsidiary may be granted options to purchase shares of Common Stock of the Company under the Plan. The Company currently has 304 employees, including 11 officers and other key employees, and 4 directors eligible to receive awards under the Plan. As of December 31, 2001, awards had been made to approximately 30 individuals. A maximum of 950,000 shares of Common Stock may be made the subject of options granted under the Plan. That number of shares may be adjusted in the event of certain changes in the capitalization of the Company.

The Plan provides that it may be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Compensation Committee"). Subject to the terms of the Plan, the Compensation Committee determines the employees who will receive grants of options, the number of shares of Common Stock subject to each option, the grant date, the expiration date, and other terms and conditions for the options. Options granted to non-employee directors are governed by the formula discussed below. The Compensation Committee has the authority to construe and interpret the provisions of the Plan or the options granted thereunder. Options granted under the Plan may not be transferred to another person except by will or the laws of descent and distribution.

The exercise price for any shares purchased pursuant to the exercise of an option must be paid in full upon exercise in such form as the Committee may approve, including the following: (i) cash (by check), (ii) transferring shares of fully paid Common Stock to the Company with a value equal to the aggregate exercise price, or (iii) other than in the case of non-employee director options, by cash payments in installments or pursuant to a full recourse promissory note. The Committee may also permit cashless exercise of options through a designated broker.

Director Options

Directors who are not employees of the Company and do not, together with family members, own in excess of five percent of outstanding Common Stock ("Eligible Directors") will be granted options to purchase 10,000 shares of Common Stock in 2,500 increments. The grants will be made following each Annual Stockholders Meeting on the following dates: May 31, August 31, November 30 and February 28th. The per share exercise price will be equal to the fair market value of a share of Common Stock on the date the option is granted. Options granted to Eligible Directors will vest in three (3) annual installments beginning on the first anniversary of the grant date, at which time 33% of the options shall vest, and on the second anniversary date of the original grant, at which time an additional 33% of the options shall vest, and the balance of the options shall vest on the third anniversary date of the original grant. Options granted to Eligible Directors will expire 10 years from the option grant date. Of the current directors who are not employees of the Company, Messrs. Dunn, Keane, Toledano and Wise are Eligible Directors.

If a non-employee director ceases to serve as a director of the Company, the options that have been previously granted to that director and that are vested as of the date of such cessation may be exercised by the director after the date that the director ceases to be a director of the Company. If a non-employee director dies while a director of the Company, the options that have been previously granted to that director and that are vested as of the date of his or her death may be exercised by the administrator of the director's estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. In no event, however, may any option be exercised after the expiration date of such option.

Employee Options

Each employee who is granted a stock option by the Compensation Committee will receive an option agreement specifying the terms and conditions, as determined by the Compensation Committee, that apply to the option. No employee may be granted options, in any calendar year, to purchase more than 100,000 shares of common stock. The option exercise price may not be less than the fair market value of the Common Stock on the date the option is granted. Unless the Compensation Committee provides otherwise, options granted to employees will vest in four (4) equal annual installments beginning on the first anniversary of the grant date. Options granted to employees will be designated by the Compensation Committee as either incentive stock options which qualify for special tax treatment or non-qualified stock options. Employee options will terminate as specified in the agreement, but not later that 10 years from the date the option is granted.

Options granted to employees pursuant to the Plan generally may not be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or the holder's estate, as the case may be), for a period of up to one year after the date of death or permanent and total disability. Options terminate immediately if the employee is terminated for cause.

Amendment or Termination

The Board of Directors of the Company has the power to terminate or amend the Plan at any time. If the Board of Directors does not take action to earlier terminate the Plan, it will terminate on January 26, 2012. Certain amendments may require the approval of the Company's stockholders, and no amendment may adversely affect options that have previously been granted.

Federal Income Tax Consequences Relating to Options

In general, an optionee will not recognize taxable income upon the grant or exercise of an incentive stock option ("ISO"), and the Company and its subsidiary will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. (However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alterative minimum taxable income.) In order for the exercise of an ISO to qualify for this tax treatment, the optionee generally must be an employee of the Company or its subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an optionee who is terminated due to disability). In addition, an option will not be treated as an ISO to the extent that the fair market value of stock with respect to which ISOs first become exercisable during any calendar year exceeds $100,000.

If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the optionee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee disposed of the shares prior to satisfying these holding period requirements (a "disqualifying disposition"), the optionee will recognize ordinary income at the time of the disqualifying disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the options. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares in a disqualifying disposition at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. The Company and its subsidiary will be allowed a business expense deduction to the extent the optionee recognized ordinary income.

In general, an optionee who receives a non-qualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The optionee's tax basis in shares acquired upon exercise of a non-qualified stock option will be the fair market value on the date income is recognized, and the optionee's holding period will commence on that date. The Company and its subsidiary will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

Stock Incentive Plan Benefits

The following table shows in the aggregate the options that will be granted to Eligible Directors in fiscal year 2002 under the Plan if the stockholders approve the amendments to the Plan. Because future awards to executive officers and employees of the Company are discretionary and cannot be determined at this time, the table does not reflect any such awards.

Name and Position                    Exercise Price (per share) Number of Shares
-----------------                    -------------------------- ----------------
Non-Executive Directors, as a group
 (4 persons).......................    Not Determinable (/1/)        40,000

-------
(1) The exercise price of the options to acquire shares of Common Stock will be the fair market value price per share on the option grant date. On April 9, 2002 the most recent practicable date prior to the date of this Proxy Statement, the closing price per share of Common Stock of the Company was $10.91.


3. Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Accountants

The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent accountants for 2002. The Board has directed that the selection of the independent accountants be submitted for ratification by the stockholders at the Annual Meeting. PwC has served as our independent accountants since Universal Stainless' inception in 1994. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as Universal Stainless' independent accountants is not required by Universal Stainless' By-laws or otherwise. However, the Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will consider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of Universal Stainless and its stockholders.

Audit services provided by PwC during 2001 included an audit and quarterly reviews of Universal Stainless' consolidated financial statements, audits of certain employee benefit plan financial statements and a review of Universal Stainless' Annual Report and certain other filings with the SEC and certain other governmental agencies. In addition, provided various non-audit services to Universal Stainless during 2001.

Your Board unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP's appointment as independent auditors for 2002.

                      NOMINEES FOR ELECTION AS DIRECTORS

Clarence M. McAninch, 66, has been President and Chief Executive Officer and a Director of Universal Stainless since July 1994. Mr. McAninch served as Vice President, Sales and Marketing, of the Stainless and Alloy Products Division of Armco Inc. from 1992 to 1994.

Douglas M. Dunn, 59, has been a Director of Universal Stainless since May 1997. Mr. Dunn has been Dean of the Graduate School of Industrial Administration, Carnegie Mellon University, since July 1996. Prior to July 1996, Mr. Dunn was employed by AT&T for 26 years, most recently serving as Vice President of Visual Communications and Multimedia Strategy. Since November 1999 Mr. Dunn served on the board of Solutions Consulting Inc., a wholly owned subsidiary of Perot Systems. Mr. Dunn has served on the board of VocalTec, an internet communications company since January 2000. Mr. Dunn is also a Board member of RIDC (Regional Industrial Development Corp. of Southwestern PA), Innovation Works, Three Rivers Connect and the Boy Scouts of America.

George F. Keane, 72, has been a Director of Universal Stainless since October 1994. Mr. Keane was the Chief Executive Officer of the Common Fund from 1971-1993 and the President of Endowment Advisers, Inc., since 1988. From 1993 to 1996, Mr. Keane served as President Emeritus and Senior Investment Advisor of both the Common Fund and Endowment Advisers, Inc. Mr. Keane currently serves on several other boards, including as a Director, Bramwell Funds, Inc., since August 1994; and Security Capital Real Estate Mutual Funds since November 1997; and Arlington Oil & Gas since June 2001; and as a Trustee for Nicholas-Applegate Investment Trust since January 1993.

Udi Toledano, 51, has been a Director of Universal Stainless since July 1994. Mr. Toledano has been the President of Millennium 3 Capital, Inc., a private investment company, since December 1999. Mr. Toledano was the President of Andromeda Enterprises, Inc., a private investment company, from December 1993 until December 2000. Since January 2000, he has managed Millennium 3 Opportunity Fund, a venture capital fund. Mr. Toledano has served on boards of both public and private companies in various fields, including technology, software and healthcare.

D. Leonard Wise, 67, has been a Director of Universal Stainless since October 1994. Mr. Wise currently serves as a Director of Weirton Steel Corporation since May 1998. Mr. Wise served as the President and Chief Executive Officer of Carolina Steel Corporation from October 1994 to March 1997.

        Unless individual stockholders specify otherwise, each returned Proxy will be voted "FOR" the election to the Board of Directors of Universal Stainless of each of the five nominees named above.

                            THE BOARD OF DIRECTORS

The Board of Directors of Universal Stainless held five (5) meetings during the 2001 fiscal year. During the 2001 fiscal year, the Audit Committee held three (3) meetings and the Compensation Committee held two (2) meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors and Committees of which he was a member.

Committees of the Board of Directors

The standing Committees of the Board of Directors are the Audit Committee and Compensation Committee. There is no standing nominating committee for Directors.

The Audit Committee currently consists of Mr. Keane as Chairman and Messrs. Dunn, Toledano and Wise. The Audit Committee reviews the scope and timing of services of Universal Stainless' independent accountants. The Audit Committee reports on Universal Stainless' financial statements following completion of the independent accountants' audit, and Universal Stainless' policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent accountants for the ensuing year. The Audit Committee held three (3) meetings during 2001.

The Compensation Committee currently consists of Mr. Toledano as Chairman, and Messrs. Dunn, Keane, McAninch and Wise. The Compensation Committee reviews and authorizes the compensation and benefits of all officers of Universal Stainless, except the President (Mr. McAninch), reviews general policy matters relating to compensation and benefits of employees of Universal Stainless, and administers Universal Stainless' 1994 Stock Incentive Plan (the "1994 Plan"). A subcommittee of the Compensation Committee currently consists of Mr. Toledano as Chairman and Messrs. Dunn, Keane and Wise. The subcommittee reviews and authorizes compensation and benefits for the President (Mr. McAninch) and stock options to be granted to officers of Universal Stainless. The Compensation Committee held two (2) meetings during 2001 and the Compensation Subcommittee held two (2) meetings during 2001.

Director Compensation

Members of the Board of Directors of Universal Stainless who are employed by Universal Stainless presently receive no additional remuneration for acting as Directors. Universal Stainless compensates its non-employee Directors at the rate of $15,000 per year, plus $1,000 for each regular meeting of the Board of Directors attended. In addition, Universal Stainless reimburses Directors for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board of Directors and Committee meetings.

Certain members of the Board of Directors of Universal Stainless are also eligible for the grant of options under the 1994 Plan. Eligible Directors are Directors who are not employees of Universal Stainless and do not own in excess of 5% of outstanding Common Stock. Eligible Directors are granted options to purchase 10,000 shares per year of Common Stock in 2,500 increments following the annual meeting of stockholders of Universal Stainless. The options will be granted on May 31, August 31, November 30 and February 28th. The per share exercise price will be equal to the fair market value of a share of Common Stock on the date the option is granted. Options granted to Eligible Directors will vest in three (3) installments beginning on the first anniversary of the grant date at which time 33% of the options shall vest and on the second anniversary date of the original grant date, at which time an additional 33% of the options shall vest, and the remainder of the options shall vest on the third anniversary of the original grant. Options granted to Eligible Directors will expire 10 years from the option grant date. All of the current directors who are not employees of Universal Stainless are Eligible Directors.

If a non-employee Director ceases to serve as a Director of Universal Stainless, the options that have been previously granted to that Director and that are vested as of the date of such cessation may be exercised by the Director after the date that the Director ceases to be a Director of Universal Stainless. If a non-employee Director dies while a Director of Universal Stainless, the options that have been previously granted to that Director and that are vested as of the date of his or her death may be exercised by the administrator of the Director's estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. In no event, however, may any option be exercised after the expiration date of such option. Messrs. Keane and Wise have each received grants of options to purchase 120,000 shares of Common Stock of Universal Stainless since December 1994. Messrs. Dunn and Toledano have each received grants of options to purchase 60,000 shares of Common Stock of Universal Stainless since May 1997.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of Common Stock of Universal Stainless, as of March 29, 2002, except as noted below, by (i) each stockholder known to Universal Stainless to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director of Universal Stainless, (iii) each of the named executive officers of Universal Stainless, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, Universal Stainless has been advised that each of the beneficial owners of Common Stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to the shares of Common Stock attributed to such owner below, subject to community property laws where applicable. As of March 29, 2002, 6,077,272 shares of Common Stock were issued and outstanding.

                                                 BENEFICIAL OWNERSHIP (/1/)
                                              ---------------------------------
Name                                          Number of Shares Percent of Total
----                                          ---------------- ----------------
Dimensional Fund (/2/).......................     494,900            8.14%
Douglas M. Dunn (/3/)(/4/)...................      49,999               *
Elkhorn Partners Limited Partnership (/5/)...     549,575            9.04%
Ellwood Group Investment Corp. (/6/).........     359,500            5.92%
George F. Keane (/3/)(/4/)(/7/)..............     109,999            1.78%
Clarence M. McAninch (/3/)(/8/)..............     290,426            4.75%
Paul A. McGrath (/3/)(/8/)...................      38,100               *
Pennant Capital Management (/9/).............     312,790            5.15%
Royce & Associates (/10/)....................     348,300            5.73%
Udi Toledano (/3/)(/4/)(/11/)................     202,227            3.30%
Richard M. Ubinger (/3/)(/8/)................      46,100               *
D. Leonard Wise (/3/)(/4/)...................     113,999            1.84%
All Executive Officers and Directors as a
 Group (7 Persons)...........................     850,850           13.06%

-------
*  Less than 1%.
(1) For purposes of this table, "beneficial ownership" is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2) Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The information provided is based solely on a Schedule 13G as filed by Dimensional Fund Advisors, Inc., dated February 12, 2002.
(3) Address is c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, Pennsylvania 15017.
(4) Includes options to purchase 109,999 shares of common stock for each of Messrs. Keane and Wise, and 49,999 shares of Common Stock for each of Messrs. Dunn and Toledano that have vested or will vest within sixty (60) days of the date of this proxy pursuant to Universal Stainless' 1994 Plan described under the caption "The Board of Directors--Director Compensation".
(5) Address in c/o Alan S. Parsow, General Partner, P.O. Box 818, Elkhorn, NE 68022. The information provided is based solely on Schedule 13D filed by Elkhorn Partners Limited Partnership dated November 13, 2001.
(6) Address is 103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810. The information provided is based solely on a Schedule 13D (Amendment No. 2) filed by Ellwood Group Investment Corp., dated March 28, 2002.
(7) Shares of Common Stock are owned by the Keane Family Trust, a living trust, of which Mr. Keane and his wife are sole trustees, and the survivor of them is the beneficiary.
(8) Includes options to purchase 35,000, 37,000 and 45,000 shares of Common Stock for Messrs. McAninch, McGrath and Ubinger, respectively that have vested or will vest within sixty (60) days of the date of this proxy under options granted pursuant to Universal Stainless' 1994 Stock Incentive Plan.
(9) Address is 40 Main Street, Chatham, NY 07928. The information provided is based solely on Schedule 13G as filed by Pennant Capital Management, Inc., dated March 14, 2002.
(10) Address is 1414 Avenue of America, New York, NY 10019. The information provided is based solely on Schedule 13G as filed by Royce & Associates, Inc., dated February 13, 2002.
(11) Includes shares of Common Stock of Universal Stainless owned by Mr. Toledano's wife and a certain trust for the benefit of their children.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by Universal Stainless and its subsidiaries, to or on behalf of Universal Stainless' Chief Executive Officer and for each of the two (2) most highly compensated executive officers of Universal Stainless (hereinafter referred to as the named executive officers) serving in such capacity at the end of the fiscal year ended December 31, 2001:

                       SUMMARY COMPENSATION TABLE (/1/)

                                                                               Long-term
                                                                              Compensation
                                              Annual Compensation                Awards
                                  ------------------------------------------- ------------
                                                                               Securities
                                                                               Underlying
                                                            Other Annual      Options SAR        All Other
Name and Principal Position  Year Salary ($) Bonus ($) Compensation ($) (/2/)  (#) (/3/)   Compensation ($) (/4/)
---------------------------  ---- ---------- --------- ---------------------- ------------ ----------------------
Clarence M. McAninch         2001  211,346    125,000          7,110             25,000            15,455
 President and CEO           2000  205,000     90,000          7,110                               15,455
                             1999  201,730     45,000          7,110                               15,335

Paul A. McGrath              2001  138,807     75,000                            10,000             1,200
 Vice President
  Operations,                2000  119,442     40,000                                               1,200
 General Counsel and
  Secretary                  1999   98,461     26,000                                               1,080

Richard M. Ubinger           2001  137,211     75,000                            10,000             1,200
 Chief Financial Officer,    2000  131,162     40,000                                               1,200
 Principal Accounting
  Officer and Treasurer      1999  115,084     26,000                                               1,080

-------
(1) As to columns omitted in the summary compensation table, the answer is none.

(2) The amounts represent reimbursement for the payment of taxes for Mr. McAninch related to life insurance in which the beneficiary is his spouse. The dollar value of perquisites paid to the named executive officer does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3)  Represents securities, underlying options, granted under the 1994 Plan.

(4) For 2001, represents (i) contributions to Universal Stainless 401(k) retirement plan of $1,200 for Messrs. McAninch, McGrath, and Ubinger and
     (ii) the dollar value of the benefit to Mr. McAninch of life insurance premiums paid by Universal Stainless for term life insurance for Mr. McAninch of $14,255. For 2000, represents (i) contributions to Universal Stainless' 401(k) retirement plan of $1,200 for Messrs. McAninch, McGrath, and Ubinger and (ii) the dollar value of the benefit to Mr. McAninch of life insurance premiums paid by Universal Stainless for term life insurance for Mr. McAninch of $14,255. For 1999, represents (i) contributions to Universal Stainless' 401(k) retirement plan of $1,080 for Messrs. McAninch, McGrath and Ubinger; (ii) the dollar value of the benefit to Mr. McAninch of life insurance premiums paid by Universal Stainless for term life insurance for Mr. McAninch of $14,255.

Stock Options

The following table contains information concerning the grant of stock options for the fiscal year ended December 31, 2001 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

                            Number          % of Total                                Grant Date
                        Of Securities     Options Granted    Exercise or               Present
                      Underlying Options  to Employees in    Base Price    Expiration   Value
Name                    Granted (/1/)    Fiscal Year (/2/) Per Share (/3/)    Date      (/4/)
----                  ------------------ ----------------- --------------- ---------- ----------
Clarence M. McAninch        25,000             41.67%           $7.10       11/28/11   $87,877
Paul A. McGrath             10,000             16.67%           $7.10       11/28/11   $35,151
Richard M. Ubinger          10,000             16.67%           $7.10       11/28/11   $35,151

-------
(1) Options granted under the 1994 Plan during the fiscal 2001. Options are granted at fair market value at date of grant. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's termination of employment with Company. Options granted to Messrs. McAninch, McGrath and Ubinger will vest in a series of four (4) equal and successive annual installments with the first installment vesting one year from the grant date.

(2) Options to purchase a total of 60,000 shares of Common Stock were granted to employees, including executive officers, for the fiscal year ended December 31, 2001.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or in a combination of cash and stock. The Compensation Committee (the "Committee") may permit payment of all or part of applicable withholding taxes due upon exercise of the option by withholding of shares, valued at the fair market value of the Company's Common Stock on the date of exercise, otherwise issuable upon exercise of the option. The Committee may also grant options in exchange for the cancellation of options previously granted and the purchase price of shares subject to such new options, which will be as determined by the Committee, and may be lower than the exercise price of the canceled options.

(4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated using the Black-Scholes model. Grant date values were determined based in part on the following assumptions: risk-free rate of return of 5%, no dividend yield, time of exercise of 5 years, and annualized volatility of 50% (based on historical stock prices of the common stock since December 31, 1996).

                      Fiscal Year End Option Values (/1/)

              Number of Securities Underlying      Value of Unexercised In-the-Money
          Unexercised Options at December 31, 2001 Options at December 31, 2001 (/2/)
Name           Exercisable/Unexercisable (#)         Exercisable/Unexercisable ($)
----      ---------------------------------------- ----------------------------------
Clarence
 M.
 McAninch              35,000/25,000                            0/30,000
Paul A.
 McGrath               35,750/11,250                            0/12,000
Richard
 M.
 Ubinger               43,750/11,250                            0/12,000

-------
(1) No Options were exercised in 2001.

(2) Represents the "value" of unexercised options calculated by subtracting the exercise price per share from $8.30, which was the market price of a share of the Company's Common Stock on the last business day of 2001.

Employment Agreements

On November 15, 1998, Clarence M. McAninch entered into a one-year employment agreement with Universal Stainless for the position of President and Chief Executive Officer. Mr. McAninch's employment may be automatically extended for one-year periods at Universal Stainless' option. Mr. McAninch's employment agreement provides for a base annual salary of $200,000 and a customary benefits package, which may be increased annually at the discretion of the Board of Directors. The employment agreement of Mr. McAninch prohibits him from (i) competing with Universal Stainless for one year following his termination of employment with Universal Stainless and (ii) disclosing confidential information or trade secrets in any unauthorized manner. Universal Stainless has a keyman life insurance policy in effect, of which Universal Stainless is the sole beneficiary, on the life of Mr. McAninch providing $2.0 million in coverage. Mr. McAninch may be eligible for an amount equal to eighteen months salary determined at the then-current base annual salary rate upon a change of control of Universal Stainless.

On January 1, 1998, each of Paul A. McGrath and Richard M. Ubinger, entered into employment agreements with Universal Stainless for the positions of Director, Employee Relations, General Counsel and Secretary, in the case of Mr. McGrath, and Chief Financial Officer and Treasurer, in the case of Mr. Ubinger. Mr. McGrath's and Mr. Ubinger's employment agreements provide for a base annual salary of $95,000 and $113,700, respectively, which may be increased at the discretion of the Board of Directors, the Compensation Committee or the President of Universal Stainless. Mr. McGrath and Mr. Ubinger may be eligible for an amount equal to one year base salary upon a change of control of Universal Stainless.

                       REPORT ON EXECUTIVE COMPENSATION

Introduction

The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Toledano (Chairman), Keane, McAninch, Dunn, and Wise, all of whom are Directors of Universal Stainless. The Committee is responsible for the establishment and oversight of Universal Stainless' executive compensation programs. The following report of the Committee discusses generally Universal Stainless' executive compensation objectives and policies and their relationship to Universal Stainless' performance in 2001. A subcommittee of the Compensation Committee currently consists of Mr. Toledano as Chairman and Messrs. Dunn, Keane and Wise. The subcommittee reviews and authorizes compensation and benefits for the President (Mr. McAninch) and stock options to be granted to officers of Universal Stainless. The Compensation Committee held two (2) meetings during 2001 and the Compensation Subcommittee held two
(2) meetings during 2001.

Executive Compensation Philosophy and Objectives

Universal Stainless' executive compensation programs are designed to attract, retain and motivate highly effective executives and to reward sustained corporate and individual performance with an appropriate base annual salary and incentive compensation. Universal Stainless seeks to increase management ownership of Universal Stainless and to link executive compensation with stockholder value, achievement of business objectives and corporate profitability. Each year, the Committee conducts a review of Universal Stainless' executive compensation programs for appropriateness and competitiveness.

Universal Stainless' compensation philosophy is to compensate its executive officers at market-competitive levels for achieving planned performance. Market comparisons include general industry norms, metals companies, and a select group of capital-intensive companies that are approximately the same size as Universal Stainless. More emphasis is placed on general industry than the steel industry norms. The comparative market group is a representative sample of organizations used in the performance graph below, but is not identical due to limitations on available data.

Compensation Program Components

Consistent with Universal Stainless' executive compensation objectives, Universal Stainless' compensation for its senior management, including Clarence M. McAninch, Universal Stainless' Chief Executive Officer, consists of three components: an annual base salary, annual incentive awards and long-term incentive awards. During the year ended December 31, 2001, and currently, Universal Stainless' compensation of its senior executives consisted of cash bonuses, tied to executive performance, position level and/or continuing employment, and ownership of Universal Stainless' Common Stock. Universal Stainless encourages stock ownership to create in management, a true ownership point of view and further to align executive and stockholder interests. Executives have received, or are currently eligible to receive, stock option awards based on their individual performances.

Annual Base Salary. Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee's position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly-sized companies. Within this salary range, an executive's initial salary level is determined largely through Committee judgment, based on the experience of its members. Salaries are set at a level to attract, retain and motivate superior executives. The Committee determines annual salary adjustments based on Universal Stainless' performance, the individual executive's contribution to that performance, prevailing industry norms and the Committee members' knowledge and experience. Other than Messrs. McAninch, Ubinger, and McGrath, no officer of Universal Stainless received an annual base compensation in excess of $100,000 for the year ended December 31, 2001.

Annual Incentive Awards. The executive officers are eligible to receive an annual bonus that is intended to provide additional compensation for significant and outstanding achievement during the past year.
Messrs., McAninch, McGrath and Ubinger may be eligible for a performance-based annual bonus, in each case up to a maximum amount that equals the executive's base annual salary.

Long-term Incentive Awards. Long-term incentive compensation is provided by the grant of options to purchase shares of Common Stock of Universal Stainless under the 1994 Plan. In considering the awards, the Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the effect on maximizing long-term stockholder value, and vesting and expiration dates of each executive's outstanding options.

Other

Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code") limits the annual deduction that a publicly-held corporation may take for certain types of compensation paid or accrued with respect to certain executives to $1 million per year per executive. The Compensation Committee has determined that it is unlikely that it would require Universal Stainless to pay any amounts in 2002 that would result in the loss of a federal income tax deduction under Section 162(m) of the Code, and accordingly, has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision.

The Compensation Committee

Udi Toledano (Chairman)               D. Leonard Wise
Douglas M. Dunn                       Clarence M. McAninch (non participating
George F. Keane                       as to
                                       his own compensation)

                            AUDIT COMMITTEE REPORT

The Audit Committee of the Universal Stainless & Alloy Products Board of Directors ("the Committee") is composed of four members, each of which are independent, as defined under the applicable rules of the National Association of Securities Dealers listing standards, and operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Committee recommends to the Board of Directors, the selection of the Corporation's independent accountants. The Committee assists the Board in overseeing and monitoring the integrity of the Corporation's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal control and external audit processes.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with that firm its independence from the Corporation.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

This report is not to be deemed "solicitation material" or filed with the SEC or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Audit Committee

George F. Keane (Chairman)            D. Leonard Wise
Douglas M. Dunn                       Udi Toledano

                        INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors appointed PricewaterhouseCoopers LLP as independent public accountants to audit the consolidated financial statements of the Corporation for the year ended December 31, 2001. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

During 2001, PricewaterhouseCoopers LLP billed the Corporation $93,000 for professional services rendered by them for the audit of the Corporation's annual financial statements for its 2001 fiscal year and the reviews of the Corporation's financial statements included in its forms 10-Q for such fiscal year.

Financial Information Systems Design and Implementation Fees

During 2001, PricewaterhouseCoopers LLP did not provide the Corporation with any professional services related to financial information systems design & implementation as defined in applicable financial reporting regulations.

All Other Fees

During 2001, PricewaterhouseCoopers LLP billed the Corporation $53,000 for professional services rendered for all other services, which related primarily to providing the Corporation with employee benefit plan audits, assistance with an acquisition, and income tax consulting, planning and return preparation projects.

                      PERFORMANCE MEASUREMENT COMPARISON*

Rules and regulations of the Securities and Exchange Commission require the presentation of a line graph comparing from December 31, 1996 through December 31, 2001 the yearly percentage change in Universal Stainless' cumulative stockholder return to (i) the cumulative total return of a broad market equity index and (ii) the cumulative return of either a published industry index or a self-constructed group of peer issuers that Universal Stainless believes is relevant to a comparative understanding of its performance.

The peer group selected by Universal Stainless includes the following companies: Allegheny Technologies, Inc., Carpenter Technology Corp. and The Timken Company (collectively, the "Peer Group").

The Peer Group consists of a number of publicly-traded companies that have some similarity to Universal Stainless. In particular, the Peer Group companies are all involved in the distribution and/or manufacture of specialty metal products in the United States, and each Peer Group company has a division or unit that competes with Universal Stainless. The operating results of members of the Peer Group are generally readily available to the public. The graph assumes that $100.00 was invested on December 31, 1996.

                               PERFORMANCE GRAPH






[PERFORMANCE GRAPH]

* The material in this graph is not "solicitation material," is not deemed filed with the SEC, and is not incorporated by reference in any filing of Universal Stainless under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing. The information in the graph has been provided by Media General Financial Services.

                       12/31/1996 12/31/1997 12/31/1998 12/31/1999 12/29/2000 12/31/2001
                       ---------- ---------- ---------- ---------- ---------- ----------
Universal Stainless &
 Alloy Products, Inc.    100.0      165.71      85.71      77.14      84.29      94.86
Peer Group               100.0      128.03     101.82      96.35      72.69      78.59
NASDAQ Market Index      100.0      122.32     172.52     304.29     191.25     152.46

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain officers of Universal Stainless and its Directors, and persons who beneficially own more than 10% of any registered class of Universal Stainless' equity securities, to file reports of ownership in such securities and changes in ownership with the SEC, the NASDAQ National Stock Market and Universal Stainless.

Based solely upon Universal Stainless' review of the reports and representations provided to it by persons required to file reports under
Section 16(a), Universal Stainless believes that during 2001, all of the
Section 16(a) filing requirements applicable to Universal Stainless' reporting officers, directors and greater than 10% beneficial owners were properly and timely satisfied.

                             STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the 2003 Annual Meeting, other than through inclusion of such proposal in Universal Stainless' proxy materials for that meeting, the stockholder must deliver to the Secretary of Universal Stainless at its principal executive office written notice of such proposal no later than December 17, 2002. If Universal Stainless does not receive notice by the required date and such proposal is presented at the 2003 Annual Meeting, management proxies may use their discretionary voting authority with respect to such proposal.

                                 OTHER MATTERS

The Board of Directors and management know of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto in accordance with their best judgment, insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors,

/s/ Paul A. Mc Grath
Paul A. McGrath
Vice President Operations, General Counsel and Secretary

Bridgeville, Pennsylvania
April 16, 2002

                                                                     APPENDIX A

                  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

STOCK INCENTIVE PLAN

1. Purpose

The purpose of this plan (the "Plan") is to secure for Universal Stainless & Alloy Products, Inc. (the "Company"), and its stockholders, the benefits arising from the ownership of stock options by directors and employees (including, without limitation, officers) of the Company or Subsidiaries (as defined in Section 18 hereof) who are expected to contribute to the Company's future growth and success. This Plan is a restatement, effective January 26, 2002, of the plan formerly known as the "Universal Stainless & Alloy Products, Inc. 1994 Stock Incentive Plan." Grants made prior to January 26, 2002 shall be governed by the plan as in effect on the date of such grant as well as the applicable stock option agreement.

2. Types of Plan Benefits and Administration

  (a) Types of Awards. Under the Plan, the Company may in its sole discretion grant, with respect to the Company's common stock, par value $.001 per share ("Common Stock"), options ("Options") to employees (the "Employees"), as authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors), and the Company shall, subject to the terms and conditions hereof, grant to each director of the Company who is not an employee and does not own, individually or together with family members, in excess of 5 % of outstanding Common Stock (an "Eligible Director"), Options in accordance with the formula set forth in Section 7 hereof. As used in the Plan, an "Award" shall mean an Option and an "Award Owner" shall mean the owner of an Option. Options granted pursuant to the Plan to Employees may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options ("Non-Statutory Stock Options"), which are not intended to or do not meet the requirements of Code Section 422. Options granted to Eligible Directors pursuant to the Plan shall be only Non-Statutory Stock Options.

  (b) Administration. The Plan will be administered by the Board of Directors of the Company, except to the extent the Board of Directors appoints from among its members, a committee to administer the Plan (in either case, the group administering the Plan is hereinafter referred to as the "Committee"). The Committee's construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Committee may in its sole discretion, grant Options to purchase shares of the Company's Common Stock to Employees, and issue shares upon exercise of such Options, as provided in the Plan. The Committee shall grant Options to purchase shares of the Company's Common Stock to the Eligible Directors, and issue shares upon exercise of such Options, as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, including, but not limited to Section 7 hereof, to construe the respective Award agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements, which need not be identical; to advance the lapse of any waiting or installment periods and exercise dates; and to make all other determinations in the sole judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and such determination shall be in the sole and final judgement of the Committee. No director shall be liable for any action or determination taken or made under or with respect to the Plan or any Award in good faith.

3. Eligibility

  (a) Generally.

    (i) Except as provided in paragraph (b) of this Section 3 and Section 7 hereof, Awards shall be granted only to persons selected by the Committee who are, at the time of grant, directors or employees (including, without limitation, officers) of the Company or any Subsidiary of the Company.

    (ii) An Employee may be granted Incentive Stock Options and/or Non-Statutory Stock Options. An Employee who has been granted an Award may, if he or she is otherwise eligible, be granted one or more additional Awards if the Committee shall so determine.

  (b) Incentive Stock Options. No person shall be granted any Incentive Stock Option under the Plan unless, at the time such Option is granted, such person is an employee of the Company or any Subsidiary of the Company, and does not own, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary (unless the requirements of Section 6(f)(i) are satisfied).

4. Stock Subject to Plan

Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of shares of Common Stock of the Company that may be issued and sold pursuant to Options granted under the Plan is 900,000 shares in the aggregate (one share per Option). No individual employee shall be granted Options to purchase more than 100,000 shares in any calendar year. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares of Common Stock or out of shares held in the Company's treasury, or partly out of each, such number of shares of Common Stock as shall be determined by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Common Stock issuable upon exercise of Options may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.

5. Form of Option Agreements

As a condition to the grant of an Option under the Plan, each Employee recipient of an Option shall execute an Option Agreement, substantially in the form, not inconsistent with the Plan, as shall be specified by the Committee at the time such Option is granted. Each Eligible Director, as a condition to the grant of Options to him or her pursuant to Section 7(a) hereof, shall execute an Option Agreement, substantially in the form, not inconsistent with the Plan, as shall be specified by the Committee at the time such Option is granted.

6. Grants of Awards to Employees

  (a) Disinterested Committee. Any Employee who is a director or officer of the Company shall be granted Awards only if such person has been selected for participation and the terms and provisions of such Awards have been determined, solely by, and in the sole discretion of, a Committee of two or more directors, each of whom is a "disinterested person. For purposes of the Plan, a person shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of paragraph (c)(2) of Rule 16b-3 of the Securities and Exchange Commission (the "SEC"). The term "officer" shall have the same meaning as in paragraph (f) of Rule 16a-1. To the extent required to comply with the rules under Rule 16b-3, all references to the Committee in the Plan shall mean and relate to the Committee of two or more "disinterested persons" described in this Section 6(a).

  (b) Purchase Price. The purchase price per share of stock issuable upon the exercise of an Option granted pursuant to this Section 6 shall be, the Fair Value on the date that such Option is granted. Notwithstanding anything to the contrary contained herein, in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Value (as defined in Section 18 hereof) of such stock at the date of grant of such Option, or less than 110% of such Fair Value in the case of Options described in Section 6(f)(i).

  (c) Exercise Period. Each Award to an Employee shall expire on such date as the Committee shall determine on the date such Award is granted, but in no event after the expiration of ten years from the date on which such Award is granted, and in all cases each Award shall be subject to earlier termination as provided in the Plan.

  (d) Vesting of Awards. An Award granted to an Employee may be exercised, and payment shall be made upon exercise of such Award, only to the extent that such Award has vested. Awards shall vest based on the collective number of years of service with or for the Company or a Subsidiary, in accordance with the schedule or terms set forth in the Award agreement executed by the Award Owner and a duly authorized officer of the Company. Notwithstanding the foregoing, unless the Committee specifically authorizes a different vesting schedule with respect to an Award, an Award to an Employee shall become exercisable based on the number of full years of service that such Award Owner has completed with the Company or a Subsidiary since the date of the grant of such Award, in accordance with the following schedule:

              Anniversary of                     Percentage of Award Available
              Date of Grant                        for Exercise (Cumulative)
              --------------                     -----------------------------
                    1                                         25%
                    2                                         50%
                    3                                         75%
                    4                                        100%

  (e) Effect of Termination of Employment. No Award to an Employee may be exercised unless, at the time of such exercise the Employee is, and continuously since the date of grant of his or her Award has been, an employee of the Company or a Subsidiary, except that subject to Section 6(d) and if and to the extent the Award agreement or instrument so provides:

    (i) if the Employee ceases to be an employee of the Company or a Subsidiary for any reason other than death or disability or a discharge for "cause" (as defined in (iv) below), the right to exercise the Award shall terminate three months after such cessation (or within such lesser period as may be specified in the Award agreement or instrument);

    (ii) if the Employee dies while an employee of the Company or a Subsidiary, or within three months after the Employee ceases to be such an employee, the Awards may be exercised by the administrator of the Employee's estate, or by the person to whom the Options are transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the Award agreement or instrument);

    (iii) if the Employee become disabled (within the meaning of Section 22(e)(3) of the Code) while an employee of the Company or a Subsidiary, the Awards may be exercised within the period of one year after the date the Employee ceases to be an employee of the Company or Subsidiary because of such disability (or within such lesser period as may be specified in the Award agreement or instrument); and

    (iv) if the Employee, prior to the expiration date of an Award ceases his or her services as an employee of the Company or Subsidiary, because he or she is discharged for "cause" (as defined below), the right to exercise an Option shall terminate immediately upon such cessation of such services. "Cause" shall mean: willful misconduct in connection with the Employee's performance of services for the Company or willful failure to perform his or her services in the best interest of the Company, determined by the Committee, which determination shall be conclusive;

provided, however, that in no event may any Award be exercised after the expiration date of the Award. Any Award or portion thereof that is not exercised during the applicable time period specified above (or any shorter period specified in the Award agreement or instrument) shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof.

  (f) Incentive Stock Options. Options granted under the Plan that are intended to be Incentive Stock Options shall be specifically designated as intending to be Incentive Stock Options and shall be subject to the following additional terms and conditions:

    (i) 10% Stockholder. If an Employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (x) the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Value (as defined in Section 18) of one share of Common Stock at the time of grant; and (y) the option exercise period shall not exceed five years from the date of grant.

    (ii) Dollar Limitation. Common Stock of the Company that is acquired pursuant to the exercise of an Incentive Stock Option granted to an Employee under the Plan shall be deemed to be acquired pursuant to the exercise of an Incentive Stock Option under Code Section 422, only to the extent that the aggregate Fair Value (determined as of the respective date or dates of grant) of the Common Stock with respect to which such Incentive Stock Option, and all other Incentive Stock Options that are granted to such Employee under the Plan (and under any other incentive stock option plans of the Company or any Subsidiary), are exercisable for the first time by such Employee in any one calendar year, does not exceed $100,000. To effectuate the provisions of Section 6(f), the Committee may designate the shares of Common Stock that are treated as acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying such certificates as Incentive Stock Option stock in its stock transfer records.

    (iii) If an Employee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to such Employee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares to the Employee pursuant to such exercise, the Employee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

Except as modified by the preceding provisions of this Section 6(f), all the provisions of the Plan applicable to Options shall be applicable to Incentive Stock Options granted hereunder.

7. Non-discretionary Formula Grants of Awards to Eligible Directors

  (a) Non-discretionary Grants. Notwithstanding anything to the contrary contained in this Plan, and for so long as shares of Common Stock remain available for grant under the Plan, as of each May 31, August 31, November 30 and February 28, commencing May 31, 2002, each person who is an Eligible Director on such date and who will continue to serve as an Eligible Director after such date shall automatically be granted Options ("Director Options") to purchase 2,500 shares of Common Stock.

  (b) Purchase Price. The purchase price per share of stock issuable upon the exercise of an Option granted pursuant to this Section 7 shall be the Fair Value on the date that such Option is granted.

  (c) Exercise Period. The term of each Option granted pursuant to this
Section 7 shall be ten years from the date of the grant thereof, subject to earlier termination as herein provided. Any Option that is not exercised during the applicable time period specified in this Section 7 shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof. In no event may any Option granted pursuant to this Section 7 be exercised after the expiration date thereof.

  (d) Vesting of Awards. Director Options shall be exercisable by an Eligible Director only to the extent that they have vested. Director Options shall vest based on years of service as follows:

              Anniversary of                     Percentage of Award Available
              Date of Grant                        for Exercise (Cumulative)
              --------------                     -----------------------------
                    1                                         33%
                    2                                         66%
                    3                                         100%

  (e) Effect of Termination of Service or Death. If an Eligible Director ceases to serve as a director of the Company or a Subsidiary, the Options that have been previously granted to that Eligible Director and that are vested as of the date of such cessation may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or Subsidiary. If an Eligible Director dies while a director of the

Company or a Subsidiary, the Options that have been previously granted to that Eligible Director and that are vested as of the date of such death may be exercised by the administrator of the Eligible Director's estate, or by the person to whom such Options are transferred by will or the laws of descent and distribution. In no event, however, may any Option be exercised after the expiration date of such Option. Any Option or portion thereof that is not exercised during the applicable time period specified above shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof.

  (f) Limitation on Amendments to Terms of Non-discretionary Grants. Notwithstanding anything to the contrary contained in this Plan, the provisions of this Section 7 shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any reference to Option or Options in this Section 7 shall refer to Options granted to Eligible Directors pursuant to this Section 7.

8. Method of Exercise

An Award Owner may exercise an Option granted hereunder by delivering to the Company at its main office (to the attention of the Secretary) written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, together with payment of the purchase price in exchange for the Company's issuance and delivery of certificates therefor. The purchase price for any shares of Common Stock purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash (by check), (ii) transferring shares of fully paid Common Stock to the Company with a Fair Value equal to the aggregate purchase price, or (iii) solely with respect to Options that are not Director Options, by cash payments in installments or pursuant to a full recourse promissory note, in either case, upon such terms as the Committee deems appropriate. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option (other than a Director Option) or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section 8 may also provide instructions to the Company that upon receipt of the purchase price in cash from the Award Owner's broker or dealer, designated as such on the written notice, in payment for any shares purchased pursuant to the exercise of an Option, the Company shall issue such shares directly to the designated broker or dealer. Any shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Award Owner shall deliver the related Award agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Award Owner. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

9. Reload Options

Options (other than Director Options) granted under the Plan may, in the discretion of the Committee, include the right to acquire a reload option ("Reload Option"). The term "Reload Option" shall mean the right to purchase a number of shares of Common Stock equal to the number of shares tendered by an Employee in exercising an Option, and the number of whole shares, if any, withheld by the Company in satisfaction of Withholding Taxes (as defined in Section 20). A Reload Option shall have a purchase price equal to the Fair Value of Common Stock on the date the Employee receives the Reload Option and a term extending to the expiration date of the Option with respect to which the Reload Option was granted.

10. Nontransferability of Awards

No Award granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, the Award shall be exercisable only by or on behalf of such person.

11. General Restrictions

  (a) Award Owner Representations. The Company may require a person to whom an Award is granted, as a condition of exercising such Award, to:

    (i) give such written assurances, in substance and form satisfactory to the Company, as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, including, without limitation, that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same;

    (ii) with respect to Employees only, grant to the Company the right, which may be upon such terms as the Committee, in its sole discretion, prescribes, to repurchase from the Award Owner any or all shares acquired by such Award Owner through the exercise of an Award which such Award owner may at any time desire to sell, transfer or otherwise dispose of; and

    (iii) if the Award Owner is a director or officer, give written assurances, in substance and form satisfactory to the Company, that such person has consulted with competent counsel as to the application of
  Section 16(b) of the Securities Exchange Act of 1934 (the Exchange Act") to such exercise.

Certificates representing shares issued upon exercise of the Award shall bear such legends as are deemed appropriate by legal counsel to the Company, unless the Award Owner provides a written opinion of legal counsel, satisfactory to the Company, that any such legend is not required.

  (b) Compliance With Securities Laws.

    (i) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with the grant or exercise of such Award or the issuance or purchase of shares thereunder, such Award shall not be effective or may not be accepted or exercised in whole or in part (as applicable) unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

    (ii) The Company shall provide each Award Owner with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.

12. Rights as a Stockholder

The Award Owner shall have no rights as a stockholder with respect to any shares covered by the Award until the date upon which the stock certificates are issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such stock certificate is issued.

13. Recapitalization

In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan and in the number, kind, and per share exercise price, of shares subject to unexercised Options or portions thereof granted prior to such adjustment. Any such adjustment to an outstanding Option shall be made without change in the total price applicable to the unexercised portion of such Option as of the date of the adjustment. No such adjustment shall be made with respect to an Incentive Stock Option that would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

14. Reorganization

In the event the Company is merged or consolidated with another entity or person other than an Affiliate, and the Company is not a surviving entity, or in the event all or substantially all of the assets or more than 20% of the outstanding stock of the Company entitled to vote for directors is acquired by any other entity or person other than an Affiliate, or in the event of a reorganization or liquidation of the Company the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Awards, either (i) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Awards by the substitution on an equivalent basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of Common Stock of the Company (provided that no additional benefit shall be conferred upon Award Owners as a result of such substitution), or (ii) upon written notice to the Award Owners, provide that all unexercised Awards must be exercised within a specified number of days of the date of such notice or they will be terminated, or (iii) upon written notice to the Award Owners, provide that all unexercised Awards shall be purchased by the Company or its successor within a specified number of days of the date of such notice at a price equal to the value the Award Owners would have received if they then exercised all their Awards and immediately received full payment in respect of such exercise, as determined in good faith by the Committee.

15. No Special Employment Rights

Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award Owner any right with respect to the continuation of his or her employment by the Company (or any Subsidiary) or interfere in any way with the right of the Company (or any Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award Owner from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of services for purposes of this Plan shall be determined by the Committee.

16. No Special Directorship Rights

Nothing contained in the Plan or in any Award granted under the Plan shall constitute evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time.

17. Other Employee Benefits

The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute "compensation" or "earnings" with respect to which any other benefits of such person are determined by the Company, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

18. Definitions

  (a) Affiliate. The term "Affiliate" shall mean a corporation or other entity or person which, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

  (b) Fair Value. The term "Fair Value" of a share of Common Stock shall mean
(i) if the Common Stock is traded on a national securities exchange, the closing price for such stock on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, (ii) if the

Common Stock is not traded on a national securities exchange, the mean of the high bid and ask quotes of such stock as reported in the NASDAQ/NMS reports or the National Quotation Bureau Inc.'s pink sheets or in the NASD Bulletin Board on the day immediately preceding the date of determination or if there were no high bid and ask quotes on such date, the last preceding day that there were, and (iii) if neither (i) or (ii) are applicable, as determined in good faith by the Committee, provided, however, that if the recipient is a director or holds 10% or more of the Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (directly or beneficially), Fair Value shall be determined by an independent securities valuation firm selected by a committee of "disinterested" persons (as defined in Section 6(a) hereof) appointed by the Committee.

  (c) Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 of the SEC (or any successor rule).

  (d) Subsidiary. The term "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the grant of the Award, each of the corporations other than the last Corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

19. Amendment of the Plan

  (a) Except as provided in Section 7 hereof, the Board may at any time and from time to time modify or amend the Plan in any respect, provided that, unless the Board shall have received the consent of the stockholders, the Board may not make any amendments that require approval of the stockholders under applicable law or regulations. The termination or any modification or amendment of the Plan shall not, without the consent of an Award Owner, affect his or her rights under an Award previously granted to him or her. With the consent of the Award Owners affected, the Committee may amend outstanding Award agreements in a manner not inconsistent with the Plan.

  (b) Notwithstanding the provisions of Sections 19(a)(i) and (iii), the Board shall have the right, but not the obligation, without the consent of the Company's stockholders, to (i) amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise), as may be afforded incentive stock options under Section 422 of the Code; and
(ii) amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan to the extent necessary to comply with any securities law to which, in the opinion of counsel to the Company, the Plan or Award is subject.

20. Withholding

At such times as an Award Owner recognizes taxable income in connection with the receipt of shares of Common Stock hereunder (a "Taxable Event"), the Award Owner shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Committee may, in its discretion and subject to compliance with applicable securities laws and regulations, withhold Common Stock having an aggregate Fair Value on the date preceding the date of such issuance equal to the Withholding Taxes.

21. Effective Date and Duration of the Plan

  (a) Effective Date. The Plan shall become effective when adopted by the Board, but no award granted under the Plan (other than Director Options granted pursuant to Section 7 hereof) shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders within twelve months before or after the date of such adoption. If such stockholder approval is not obtained within such period, further Awards shall be granted under the Plan. Subject to this limitation, Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

  (b) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Awards granted under the Plan. If the date of termination is determined under
(i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

22. Governing Law

The Plan and all Award agreements issued hereunder shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof.

23. Expenses of Administration

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

PROXY              UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.             PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON MAY 21, 2002

  The undersigned hereby appoints Clarence M. McAninch and D. Leonard Wise, and each of them, with full power of substitution, proxies to vote all shares of common stock, $.001 par value, of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the "Company"), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ramada Inn, 30 Lake Shore Drive, Dunkirk, NY 14048, on May 21, 2002, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE
FOLLOWING:

1. Election of the following nominees as Directors: Douglas M. Dunn, George F. Keane, Clarence M. McAninch, Udi Toledano, D. Leonard Wise

For all     Withhold for       Withhold for the following only: (Write the
nominees    all nominees       names of the nominee(s) in the space below)

  [_]              [_]         _____________________________________________

2.Approval of amendments to the Company's 1994 Stock Incentive Plan.

 FOR   [_]                     AGAINST   [_]             ABSTAIN   [_]

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

3. Ratification of PricewaterhouseCoopers, LLP as Independent Accountants.

 FOR   [_]                     AGAINST   [_]             ABSTAIN   [_]

4. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.
                                                   Note: Please print and
                                                   sign your name exactly as
                                                   it appears hereon. When
                                                   signing as attorney,
                                                   agent, executor,
                                                   administrator, trustee,
                                                   guardian or corporate
                                                   officer, please give full
                                                   title as such. Each joint
                                                   owner should sign the
                                                   Proxy. If a corporation,
                                                   please sign as full
                                                   corporate name by
                                                   president or authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person.

                                                   Date_______________ , 2002
                                                   __________________________
                                                   Signature (title, if any)
                                                   __________________________
                                                   Signature (if held
                                                   jointly)
The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the proposals set forth in the Notice of the Annual Meeting of Stockholders.